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                                                                    EXHIBIT 10.1

                              AGREEMENT AND RELEASE

         WHEREAS, DEMETER BIOTECHNOLOGIES, LTD and/or DEMEGEN, INC. (hereinafter "Demegen") and MYCOGEN CORPORATION and/or DOW AGROSCIENCES LLC (hereinafter "Mycogen") were parties to a certain Restated Demeter-Mycogen License and Royalty Agreement, effective September 23, 1997 (the "1997 Agreement") and to a certain Addendum to the Restated Demegen-Mycogen License and Royalty Agreement, effective October 10, 1998 (the "1998 Addendum");

         WHEREAS, Demegen has asserted claims and allegations against Mycogen in a certain arbitration proceeding (the "Arbitration") pending before Technology Mediation Services, LLC, Sandra A. Sellers presiding (the "Arbitrator");

         WHEREAS, Demegen has alleged Mycogen breached the 1997 Agreement and the 1998 Addendum;

         WHEREAS, Mycogen disputes the claims and allegations made against it by Demegen;

         WHEREAS, Mycogen has asserted that it was entitled to a return from Demegen of certain payments made to Demegen;

         WHEREAS, Demegen disputes the claims and allegations made against it by Mycogen; and

         WHEREAS, to avoid the uncertainties inherent in the Arbitration, and in order to purchase peace between themselves, and neither party admitting fault or liability or the merits of their respective positions, each as against the other, Demegen and Mycogen agree to settle and resolve the disputes between them, fully and forevermore, according to the terms and conditions as set forth below.

         NOW, Therefore, in exchange for and in consideration of the mutual promises herein set forth, and intending to be bound thereby, Demegen and Mycogen agree as follows:

         1. On or before June 17, 2002, Mycogen will pay Demegen six hundred fifty thousand dollars ($650,000) as final research payments and partial reimbursement of legal expenses.

         2. On or before June 17, 2002, Mycogen will pay DeForest & Koscelnik a separate sum in the amount of one hundred fifty thousand dollars ($150,000).

         3. On or before June 17, 2002, Mycogen will pay Demegen the amount of thirteen thousand dollars ($13,000) as reimbursement of the Arbitrator's retainer previously paid by Demegen. Should any portion of the thirteen thousand dollars ($13,000) paid by Demegen to the Arbitrator be reimbursed, said funds will belong to Mycogen. Mycogen will pay any additional charges by the Arbitrator, related to the Arbitration.


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         4. On or before June 17, 2002, Mycogen will pay Demegen a separate sum in the amount of forty-three thousand four hundred forty-two dollars ($43,442) attributable to patent expenses which are the obligation of Mycogen under the 1997 Agreement.

         5. Demegen agrees that Mycogen has made or committed herein to make all payments required under the 1997 Agreement and/or the 1998 Addendum. Mycogen agrees that Demegen shall not be required to return to Mycogen any prior payments made by Mycogen.

         6. The parties stipulate and agree that the 1997 Agreement was properly terminated under Article XIX thereof on April 30, 2002, and that the 1998 Addendum was properly terminated under Article XIII thereof on March 15, 2002, and that all further and future rights, responsibilities and obligations between them thereunder are as provided in the 1997 Agreement and the 1998 Addendum.

         7. Mycogen represents and warrants that no licenses, sublicenses, or assignments of rights have been made under the 1997 Agreement or the 1998 Addendum.

         8. Demegen and Mycogen agree that CRADA #58-3K95-M-669 which expires July 20, 2002, should be completed by Mycogen.

         9. Demegen represents and warrants that it has not disclosed to Mycogen any confidential information or trade secrets to which it asserts any proprietary and/or pecuniary interest, or for which it is entitled to compensation or further consideration of any kind or type other than the payments as set forth herein, except as stated on the attached Exhibit "1" and to the extent the information associated with the patent applications referenced in said Exhibit "1" is not published by issuance of patents relating thereto, and the amino acid sequences on Attachment A to Exhibit "1" have not been or do not become published or communicated to Mycogen by a third party having the legal right to do so.

         10. Demegen, for itself and its past or present parent corporations, subsidiaries, successors and assigns, does hereby irrevocably and unconditionally release, remise, settle, compromise and forever discharge Mycogen and any of its past or present parent corporations, subsidiaries, representatives, agents, attorneys, officers and employees, and their heirs, successors and assigns, from any and all liability, actions, causes of action, judgments, claims, damages and demands of whatsoever kind and nature (including but not limited to attorneys fees, expenses and costs) which they have or may have or claim to be entitled to, arising from any actual or alleged actions or failures to act, known or unknown, up to and including the date of execution hereof, which are or might be alleged to be a breach of the 1997 Agreement and/or the 1998 Addendum.

         11. Mycogen, for itself and its past or present parent corporations, subsidiaries, successors and assigns, does hereby irrevocably and unconditionally release, remise, settle, compromise and forever discharge Demegen and any of its past or present parent corporations, subsidiaries, representatives, agents, attorneys, officers and employees, and their heirs, successors and assigns, from any and all liability, actions, causes of action, judgments, claims, damages and demands of whatsoever kind and nature (including but not limited to attorneys fees, expenses and costs) which they have or may have or claim to be entitled to, known or unknown, arising from any actual or alleged actions or failures to act, up to and including the date of execution hereof, which are or might be alleged to be a breach of the 1997 Agreement and/or the 1998 Addendum.

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         12. Demegen's claims in the Arbitration before the Arbitrator are hereby withdrawn and terminated with prejudice. Demegen will execute any and all additional documents reasonably necessary, if any, to effectuate the termination of the Arbitration.

         13. Neither party will disclose the substantive terms of this Agreement and Release other than (a) to counsel, accountants, potential investors, acquirers, business partners or further as necessary to assert their legal rights or discharge their legal obligations (including, but not limited to, disclosure to comply with the securities laws or disclosure to Louisiana State University), (b) in a statement mutually agreed between the parties, provided that agreement thereto shall not be unreasonably withheld, or (c) Demegen may advise that amounts in its financial statements are attributable to an amicable resolution of issues relating to the 1997 Agreement and the 1998 Addendum.

         14. There are no understandings between the parties regarding this Agreement and Release other than as specifically set forth herein and there have been no promises, inducements or commitments made in conjunction with this Agreement and Release which are not explicitly set forth herein.

         15. THE UNDERSIGNED HEREBY ACKNOWLEDGE THAT THEY HAVE READ THIS AGREEMENT AND RELEASE, CONFERRED WITH THEIR ATTORNEYS, AND UNDERSTAND THAT, BY SIGNING THIS AGREEMENT, THEY HAVE MADE THE COMMITMENTS AND RELEASED THEIR RIGHTS AS STATED ABOVE.

         16. The undersigned intend for the party, upon behalf of which they execute, to be legally bound by this Agreement and Release and have read, signed, sealed and delivered it voluntarily, without coercion, with knowledge of the nature and consequences thereof and with the power to legally commit that party.

                          MYCOGEN CORPORATION and/or DOW
                          AGROSCIENCES LLC




                          DEMETER BIOTECHNOLOGIES, LTD and/or DEMEGEN, INC.





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